UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009 (May 14, 2009)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Pursuant to this Item 2.02, Dividend Capital Total Realty Trust Inc. (the “Company”) provided certain information in a supplemental document entitled “First Quarter 2009 Results – Supplemental Financial and Operating Information,” which sets forth additional disclosure regarding the Company’s results of operations and financial performance for the three months ended March 31, 2009, which is supplemental to its Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2009. This supplemental information will be made available on the Company’s website and is attached hereto as Exhibit 99.1. The information in this Item 2.02 of Form 8-K and the attached Exhibit 99.1 are furnished to the Commission, and shall not be deemed to be “filed” with, the Commission for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

The Company also announced that it will be hosting a public conference call on Tuesday, May 26, 2009 to review quarterly financial and operating results for the three months ended March 31, 2009. John Blumberg, Chairman, Guy Arnold, President, and Kirk Scott, Chief Financial Officer, will present performance data and provide management commentary. The conference call will take place at 2:15 p.m. MDT and can be accessed by dialing 800.213.4039 and referencing “Dividend Capital ID 706 392 71.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Supplemental document entitled “First Quarter 2009 Results - Supplemental Financial and Operating Information”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

May 14, 2009	By:	/s/ M. Kirk Scott
M. Kirk Scott
Chief Financial Officer and Treasurer